8

FORM  S-8

REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

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
MADE2MANAGE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

INDIANA . . . . . . . . . . . . . . . . . . . . . . . . . . .           35-1665080
 (State or other jurisdiction of. . . . . . . . . . . . . . .     (I.R.S. Employer
incorporation or organization). . . . . . . . . . . . . . . .  Identification No.)

9002 PURDUE ROAD, INDIANAPOLIS, INDIANA . . . . . . . . . . .                46268
(Address of Principal Executive Offices). . . . . . . . . . .           (Zip Code)

 MADE2MANAGE SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

STEPHEN R. HEAD, MADE2MANAGE SYSTEMS, INC.
9002 PURDUE ROAD, INDIANAPOLIS, INDIANA 46268
(Name and address of agent for service)

(317) 875-9750
(Telephone number, including area code, of agent for service)




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CALCULATION  OF  REGISTRATION  FEE


                                                        Proposed
                                    Proposed            maximum
Title of securities.  Amount to be  maximum offering    aggregate offering    Amount of
to be registered(1).  registered    price per unit(2)   price(2)              registration fee

Common Stock . . . .       100,000  $            7.375  $            737,500  $          217.56


     (1)In  addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the
"Act")  this  Registration  Statement  also  covers  an indeterminate amount of interests to be offered  or sold pursuant to the employee benefit plan described herein.  Furthermore, pursuant to Rule 416(b) of the Act, there are being registered such additional shares as may be issuable as  a  result  of  stock  splits  and  stock  dividends on, and similar capital changes to, the registered  securities.

     (2)The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average  of  the high and low prices for the shares of Common Stock as reported on the National
Association  of  Securities  Dealers  Automatic  Quotation  System  on  January  23,  1998.
                                            PART II

                       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The  following  information  heretofore  filed  with  the  Securities  Exchange  Commission
("Commission")  pursuant  to  the  Securities  Exchange  Act of 1934, as amended (the "Exchange
Act"),  is  incorporated  herein  by  reference:

(a)     The registrant's prospectus filed with the Commission pursuant to Rule 424(b) under the
Act  on  December  19,  1997,  File  No.  333-38177.

(b)          The  description of the registrant's Common Stock and the Specimen Certificate for shares  of Common Stock contained in the registrant's Registration Statement on Form S-1, dated
November  24,  1997,  File  No.  333-38177.

(c)          All  documents  filed  by the registrant or the Made2Manage Inc. Stock Option Plan
("Plan") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this  Registration  Statement  and prior to the filing of a post-effective amendment indicating that  all  of the securities offered hereby have been sold or deregistering all such securities then  remaining  unsold  shall  be  deemed to be incorporated by reference in this Registration
Statement  and  to  be  a  part  hereof  from  the  date  of  filing  of  those  documents.

ITEM  4.    DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.    INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The  Indiana  Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or  agents  or  any person who may have served at the request of the corporation as a director, officer,  employee,  or  agent  of  another  corporation ("Eligible Persons") against liability incurred  in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason  of  being or having been in any such capacity, or arising out of his status as such, if the  individual  acted in good faith and reasonably believed that (a) the individual was acting in  the best interests of the corporation, or (b) if the challenged action was taken other than in  the  individual's  official  capacity  as  an  officer,  director,  employee  or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a  criminal  proceeding,  either the individual had reasonable cause to believe his conduct was lawful  or  no  reasonable  cause  to  believe  his  conduct  was  unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an  Eligible  Person  in connection with the defense of any such claim, including counsel fees;
and,  unless limited by its Articles of Incorporation, the corporation is required to indemnify an  Eligible  Person  against  reasonable  expenses  if  he  is  wholly  successful in any such proceeding,  on the merits or otherwise.  Under certain circumstances, a corporation may pay or reimburse  an Eligible Person for reasonable expenses prior to final disposition of the matter.
Unless  a  corporation's  articles  of  incorporation otherwise provide, an Eligible Person may apply  for indemnification to a court which may order indemnification upon a determination that the  Eligible  Person  is entitled to mandatory indemnification for reasonable expenses or that the  Eligible  Person  is  fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of  conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1)
determine  that  indemnification  is  permissible  in  the  specific  circumstances because the
Eligible  Person  met  the  requisite  standard  of  conduct,  (2) authorize the corporation to indemnify  the  Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for  which  indemnification  is sought.  If it is not possible to obtain a quorum of uninvolved directors,  the  foregoing  action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or  by  the  shareholders  of  the  corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed  exclusive  of  any  other  rights  to which those indemnified may be entitled under any provision  of  the articles of incorporation or bylaws, resolution of the board of directors or shareholders,  or  any  other  authorization adopted after notice by a majority vote of all the voting  shares  then  issued and outstanding.  The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against  or  incurred  by  him  in  any capacity as such, or arising out of his status as such, whether  or  not  the  corporation  would  have  had  the  power  to indemnify him against such liability.

Reference  is  made  to Article 8 of the Articles of Incorporation of the registrant concerning indemnification  of  directors,  officers,  employees and agents.  Such Article indemnifies the directors,  officers,  employees  and  agents  to  the  fullest  extent  permitted by the IBCL.

ITEM  7.    EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.    EXHIBITS.

See  Index  to  Exhibits,  page  8.

ITEM  9.    UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment  to  this  registration  statement:

          (i)      To include any prospectus required by section 10(a)(3) of the Securities Act of  1933;
          (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually  or  in the aggregate, represent a fundamental change in the information set forth in  the  registration  statement;
          (iii)          To  include  any  material  information  with  respect  to the plan of distribution  not  previously disclosed in the registration statement or any material change to such  information  in  the  registration  statement.

Provided,  however,  that  paragraphs  (1)(i)  and  (1)(ii)  shall not apply if the information required  to  be  included  in  a  post-effective amendment by those paragraphs is contained in periodic  reports  filed  with  or  furnished  to  the Commission by the registrant pursuant to
Section  13  or  Section  15(d)  of  the Exchange Act that are incorporated by reference in the registration  statement.

(2)         That for the purpose of determining any liability under the Securities Act of 1933, each  such post-effective amendment shall be deemed to be a new registration statement relating to  the  securities  offered therein, and the offering of such securities at that time shall be deemed  to  be  the  initial  bona  fide  offering  thereof.

(3)          To  remove  from  registration  by  means of a post-effective amendment any of the securities  being  registered  which  remain  unsold  at  the  termination  of  the  offering.

(4)      That, for purposes of determining any liability under the Securities Act of 1933, each filing  of  the  registrant's  annual  report pursuant to Section 13(a) or Section 15(d) of the
Exchange  Act  (and,  where applicable, each filing of an employee benefit plan's annual report pursuant  to  Section  15(d)  of  the  Exchange  Act)  that is incorporated by reference in the registration  statement  shall  be  deemed  to  be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be  the  initial  bona  fide  offering  thereof.

Insofar  as  indemnification  for  liabilities  arising under the Securities Act of 1933 may be permitted  to  directors,  officers  and  controlling persons of the registrant pursuant to the foregoing  provisions, or otherwise, the registrant has been advised that in the opinion of the
Commission  such  indemnification  is  against  public  policy  as expressed in the Act and is,
therefore,  unenforceable.    In  the  event  that  a  claim  for  indemnification against such liabilities  (other  than  the  payment  by  the  registrant  of expenses incurred or paid by a director,  officer  or  controlling  person  of the registrant in the successful defense of any action,  suit  or  proceeding)  is  asserted by such director, officer or controlling person in connection  with the securities being registered, the registrant will, unless in the opinion of its  counsel  the  matter  has  been  settled  by  controlling  precedent, submit to a court of appropriate  jurisdiction  the  question  whether  such indemnification by it is against public policy  as  expressed  in the Act and will be governed by the final adjudication of such issue.
                                           SIGNATURES

Pursuant  to  the  requirements of the Securities Act of 1933, the registrant certifies that it has  reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and  has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto  duly authorized, in the City of Indianapolis, State of Indiana, on January 28, 1998.

MADE2MANAGE  SYSTEMS,  INC.


By:  /S/  David  B.  Wortman
David  B.  Wortman,  President  and  Chief  Executive  Officer



                                       POWER OF ATTORNEY

Know  all men by these presents, that each person whose signature appears below constitutes and
appoints  Stephen  R. Head and David B. Wortman, and each or any of them    (with full power to
act  alone),  his  or  her  true  and  lawful  attorneys-in-fact  and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and  all capacities, to sign any and all amendments to this Registration Statement, and to file the  same,  with  all  exhibits  thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in  and about the premises, as fully to all intents and purposes as he or she might or could do in  person,  hereby  ratifying  and  confirming all that those attorneys-in-fact and agents, or their  substitutes,  may  do  or  cause  to  be  done  by  virtue  hereof.

Pursuant  to  the  requirements  of the Securities Act of 1933, this Registration Statement has been  signed  by  the  following  persons  in  the  capacities  and  on  the  date  indicated:

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
SIGNATURE . . . . . . .  CAPACITY                                 DATE
                         WITH REGISTRANT

/S/ David B. Wortman. .  President, Chief Executive Officer and   1-28-98
David B. Wortman. . . .  Director (Principal Executive Officer)

/S/ Stephen R. Head . .  Vice President, Finance and              1-28-98
Stephen R. Head . . . .  Administration, Chief Financial
                         Officer, Secretary and Treasurer
                         (Principal Financial Officer and
                         Principal Accounting Officer)

/S/ Ira Coron . . . . .  Chairman of the Board of Directors       1-28-98
Ira Coron

/S/ Gregory F. Ehlinger  Director                                 1-28-98
Gregory F. Ehlinger

/S/ Standish H. O'Grady  Director                                 1-28-98
Standish H. O'Grady





Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on January 28, 1998.

MADE2MANAGE  SYSTEMS,  INC.
STOCK  OPTION  PLAN



By:          /S/        Stephen  R.  Head

Title:  Vice  President,  Finance  and  Administration

MADE2MANAGE  SYSTEMS,  INC.
REGISTRATION  STATEMENT
ON
FORM  S-8

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INDEX  TO  EXHIBITS


EXHIBIT NUMBER
ASSIGNED IN
REGULATION S-K.  EXHIBIT
ITEM 601. . . .  NUMBER   DESCRIPTION OF EXHIBIT
(4) . . . . . .     4.01  AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                          MADE2MANAGE SYSTEMS, INC. (INCORPORATED BY
                          REFERENCE TO EXHIBIT 3.1 TO REGISTRATION STATEMENT ON
                          FORM S-1, FILE NO. 333-38177)

                    4.02  AMENDED AND RESTATED CODE OF BY-LAWS OF
                          MADE2MANAGE SYSTEMS, INC. (INCORPORATED BY
                          REFERENCE TO EXHIBIT 3.2 TO REGISTRATION STATEMENT ON FORM S-1, FILE NO. 333-38177)

                    4.03  SPECIMEN CERTIFICATE FOR COMMON SHARES
                          (INCORPORATED BY REFERENCE TO EXHIBIT 4.1 TO
                          REGISTRATION STATEMENT ON FORM S-1, FILE NO. 333-
                                                                          38177)

(5) . . . . . .     5.01  OPINION OF ICE MILLER DONADIO & RYAN

(15)                      NOT APPLICABLE

(23). . . . . .    23.01  CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT
                          PUBLIC ACCOUNTANTS
                   23.02  CONSENT OF ICE MILLER DONADIO & RYAN (PROVIDED IN
                          EXHIBIT 5.01)
(24)                      POWER OF ATTORNEY (SEE SIGNATURE PAGE)

(28)                      NOT APPLICABLE
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